SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CLEAN ENVIRO TECH CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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PRELIMINARY NOTICE OF SPECIAL MEETING OF STOCKHOLDERS SUBJECT TO COMPLETION DATED NOVEMBER 10, 2014

CLEAN ENVIRO TECH CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER , 2014

Las Vegas, Nevada

November , 2014

A Special Meeting of Stockholders (the "Special Meeting") of Clean Enviro Tech Corp., a Nevada corporation (the "Company"), will be held at the Best Western Port O'Call Hotel, 1935 McKnight Boulevard NE, Calgary, Alberta, T2E 6V4, Canada, on ________, December , 2014, at 8:00 A.M. (local time) for the following purposes:

1.	To amend the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock from 10,000,000 to 250,000,000 (Proposal No. 1); and

2.	To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Notice of Special Meeting which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on __________, _______, 2014, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

All stockholders are cordially invited to attend the Special Meeting in person.

By Order of the Board of Directors,

/s/ Liudimla Vonarovska

President and Chief Executive Officer

CLEAN ENVIRO TECH CORP.

420 N. Nellis Blvd.

Las Vegas, NV 89110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

GENERAL

This Notice of Special Meeting of Stockholders (this “Notice of Special Meeting”) is furnished in connection with the Special Meeting of Stockholders (the "Special Meeting") of Clean Enviro Tech Corp., a Nevada corporation (the "Company"), to be held at the Best Western Port O'Call Hotel, 1935 McKnight Boulevard NE, Calgary, Alberta, T2E 6V4, on _________, December __, 2014, at 8:00 A.M. (local time).

Only holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock"), on November ___, 2014 (the "Record Date") will be entitled to vote at the Special Meeting. At the close of business on the Record Date, the Company had outstanding __________ shares of Common Stock.

This Notice of Special Meeting is being sent or given to stockholders on or about November , 2014.

Stockholders of the Company's Common Stock are entitled to one vote for each share held. Such shares may not be voted cumulatively.

Determination of whether a matter specified in the Notice of Special Meeting of Stockholders has been approved will be determined as follows.

As to Proposal No. 1, approval of an amendment of the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock from 10,000,000 to 250,000,000, requires for approval the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, there were __________ shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 20, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii)officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Stock	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Outstanding Common Stock (1)

Common Stock	Liudmila Voinarvoska	0	*
	President and Chief Executive Officer
	420 North Nellis A3-146
	Las Vegas, Nevada 89110

	All Officers and Directors	0	*
	Directors as a Group (1 persons)

	Arctic Orchards LLC	980,000	9.96%
	5 Iron Mill
	Minchinhampton, Glos
	GL6 9AL, UK

	Platinum Capital Holdings Corp.	980,000	9.96%
	2602 S. Grand Canyon Dr
	Las Vegas, NV 89117

	Domino Developments Inc.	689,000	7.00%
	Suite 300, Beachmont Business Center
	Kingstown
	St. Vincent & The Grenadines
	West Indes

	SSR Investments	980,000	9.96%
	4894 Lone Mountain
	Las Vegas, NV 89130

* Less than 1%

(1) As of October 20, 2014, there were 9,838,721 shares of our common stock issued and outstanding.

PROPOSAL NO. 1

APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.001 PER SHARE, FROM 10,000,000 TO 250,000,000

The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation (the “Amendment”) to provide for an increase of the number of shares of Common Stock that the Company is authorized to issue from 10,000,000 to 250,000,000.

The Board of Directors of the Company on October 22, 2014, adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares, par value $.001 per share, to 250,000,000 shares, par value $.001 per share. The Board of Directors recommends the proposed increase in the authorized number of shares of common stock to insure that a sufficient number of authorized and unissued shares is available (i) to raise additional capital for the operations of the Company; and (ii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Certificate of Incorporation or by the laws of the State of Nevada. Neither the presently authorized shares of common stock nor the additional shares of common stock that may be authorized pursuant to the proposed amendment carry preemptive rights. The Company's authority to issue up to 10,000,000 shares of Preferred Stock, par value $.001 per share, would remain unchanged by the proposed amendment.

Reasons We Need to Increase Our Authorized Common Stock

With 9,838,721 shares of common stock issued and outstanding as of October , 2014, we have 161,279 authorized but unissued shares available for issuance. We believe that this number of shares is not an adequate number of shares to raise additional capital for the Company to satisfy existing obligations and for working capital, for grant of future options or for other corporate purposes. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of common stock proposed to be authorized.

The additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of Common Stock.

If the Amendment is approved by the Company's stockholders, the Board of Directors expects to file a Certificate of Amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock as soon as practicable after the date of the Special Meeting. The Certificate of Amendment would amend and restate Section 4.01, Article IV, of the Company's Articles of Incorporation to read substantially as follows:

“Article IV

Section 4.01. The corporation shall have authority to issue a total of Two Hundred Sixty Million (260,000,000) shares, of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").”

The Company's authority to issue up to 10,000,000 shares of Preferred Stock, par value $.001 per share, would remain unchanged by the proposed amendment.

Annexed to this Notice of Special Meeting and marked Exhibit A is the proposed amendment to the Articles of Incorporation of the Company.

The vote required for approval of the Proposal to amend the Articles of Incorporation is the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

DISSENTERS’ OR APPRAISAL RIGHTS

Under Nevada law, our stockholders do not have any dissenters’ or appraisal rights with respect to the approval of the Amendment.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS NOTICE OF SPECIAL MEETING TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS NOTICE OF SPECIAL MEETING IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO LIUDIMLA VONAROVSKA, CHIEF EXECUTIVE OFFICER, CLEAN ENVIRO TECH CORP., 420 N. NELLIS BLVD., LAS VEGAS, NEVADA 89110, TELEPHONE NUMBER (702) 425-4289. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY DECEMBER ___, 2014.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Clean Enviro Tech Corp. has duly caused this Notice of Special Meeting of Stockholders to be signed by the undersigned hereunto authorized.

November , 2014.

CLEAN ENVIRO TECH CORP.

By Order of the Board of Directors,

/s/ Liudimla Vonarovska

Las Vegas, Nevada Liudimla Vonarovska,

November , 2014 President and Chief Executive Officer

 EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1. Name of corporation: Clean Enviro Tech Corp.

2. The articles have been amended as follows: Section 4.01, Article IV, of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

“Article IV

Section 4.01. The corporation shall have authority to issue a total of Two Hundred Sixty Million (260,000,000) shares, of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: _________ shares voted in favor of the amendment out of ________ shares outstanding and entitled to vote.

/s/ Holly Roseberry __________, 2014

4. Officer Signature: ________________________________________________________

Liudimla Vonarovska, President and Chief Executive Officer